UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 8, 2021

Hoth Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38803	82-1553794
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

1 Rockefeller Plaza, Suite 1039
New York, New York 10020
(Address of principal executive offices, including ZIP code)

(646) 756-2997
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	HOTH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement of Securities

On March 8, 2021, Hoth Therapeutics, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain institutional and accredited investors (the “Investors”) pursuant to which it agreed to sell an aggregate of (i) 6,826,962 shares (the “Shares”) of common stock, par value $0.0001 per share (the “Common Stock”), (ii) warrants (the “Pre-Funded Warrants”) to purchase up to 767,975 shares (the “Pre-funded Warrant Shares”) of Common Stock and (iii) warrants (the “Common Stock Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase up to 7,594,937 shares (the “Warrant Shares” and together with the Shares and the Pre-Funded Warrant Shares, the “Registrable Securities”) of Common Stock at a purchase price of $1.975 per share and accompanying warrant in a private placement for aggregate gross proceeds of approximately $15 million, exclusive of placement agent commission and fees and other offering expenses (the “Offering”). The closing of the Offering is expected to occur on March 10, 2021, subject to the satisfaction of customary closing conditions.

Each Common Stock Warrant is exercisable for a period of three years from the issuance date at an exercise price of $1.86 per share, subject to adjustment. If, at any time after the issuance date of the Common Stock Warrant, a registration statement covering the resale of the Warrant Shares is not effective, the holders may exercise the Common Stock Warrants by means of a cashless exercise. Each Pre-Funded Warrant is exercisable until exercised in full at an exercise price of $0.001 per share and may be exercised by means of a cashless exercise. The Company is prohibited from effecting an exercise of the Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% (or, at the election of the holder, 9.99%) of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Warrant, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

Pursuant to the Purchase Agreement, for a period of 30 days after the date the Registrable Securities can be sold without limitation pursuant to an effective registration statement or an exemption from the registration requirements of the Securities Act of 1933, as amended (the “Effective Date”), the Company and its subsidiaries are prohibited from issuing, entering into any agreement to issue or announcing the issuance or proposed issuance of any shares of Common Stock or Common Stock equivalents. In addition, subject to certain exceptions, until the one year anniversary of the Effective Date, the Company is prohibited from entering into a Variable Rate Transaction (as defined in the Purchase Agreement).

In connection with the Offering, the Company also entered into a registration rights agreement (the “Registration Rights Agreement”) with the Investors pursuant to which the Company shall prepare and file with the U.S. Securities and Exchange Commission (the “SEC”) a registration statement covering the Registrable Securities on or prior to the date that is 15 calendar days following the date of the Registration Rights Agreement (the “Filing Date”). The Company shall use its best efforts to cause the registration statement covering the Registrable Securities to be declared effective as promptly as practicable after the filing thereof, but in any event no later the 45th calendar day following the date of the Registration Rights Agreement (or in the event of a full review by the SEC, the 90th calendar day following the date of the Registration Rights Agreement) (the “Effectiveness Date”). If, among other things, the Company fails to file the registration statement by the Filing Date or fails to have such registration statement declared effective by the Effectiveness Date (the date on which such failure occurs, the “Event Date”), then on each such Event Date and on each monthly anniversary of each such Event Date until the applicable failure is cured, the Company shall pay to each Investor, in cash, a fee (the “Fee”) equal to 1% of the aggregate purchase price paid by such Investor; provided, however, that the Fees payable to an Investor shall not exceed 6% of the aggregate purchase price paid by such Investor.

In addition, pursuant to the terms of the Offering, the Company shall issue H.C. Wainwright & Co., LLC warrants (the “Placement Agent Warrants”) to purchase up to 379,747 shares (the “Placement Agent Warrant Shares”) of Common Stock. The Placement Agent Warrants are exercisable for a period of three years from the issuance date at an exercise price of $2.4688 per share, subject to adjustment. If, at any time after the issuance date of the Placement Agent Warrants, a registration statement covering the resale of the Placement Agent Warrant Shares is not effective, the holders may exercise the Placement Agent Warrants by means of a cashless exercise. The Company is prohibited from effecting an exercise of the Placement Agent Warrants to the extent that, as a result of such exercise, the holder together with the holder’s affiliates, would beneficially own more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon exercise of the Placement Agent Warrants, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%.

The foregoing description of the Purchase Agreement, the Common Stock Warrants, the Pre-Funded Warrants, the Registration Rights Agreement and the Placement Agent Warrants is not complete and is qualified in its entirety by reference to the full text of the forms of the Purchase Agreement, the Common Stock Warrants, the Pre-Funded Warrants, the Registration Rights Agreement and the Placement Agent Warrants, copies of which are filed as Exhibit 10.1, 10.2, 10.3, 10.4 and 10.5, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 3.02 Unregistered Sales of Equity Securities.

Reference is made to the disclosure under Item 1.01 above which is hereby incorporated in this Item 3.02 by reference.

The Shares, the Warrants, the Warrant Shares, the Pre-funded Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or the securities laws of any state, and are being offered and sold in reliance on the exemption from registration under the Securities Act, afforded by Section 4(a)(2) and/or Rule 506 promulgated thereunder.

Item 8.01 Other Events.

On March 8, 2021, the Company issued a press release announcing the Offering. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Form of Securities Purchase Agreement
10.2	Form of Common Stock Warrants
10.3	Form of Pre-Funded Warrants
10.4	Form of Registration Rights Agreement
10.5	Form of Placement Agent Warrants
99.1	Press release of Hoth Therapeutics, Inc. dated March 8, 2021

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 9, 2021	Hoth Therapeutics, Inc.

/s/ Robb Knie
Robb Knie
Chief Executive Officer